SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 21, 2004

                        COMMISSION FILE NUMBER 000-28417

                        KNOWLEDGE TRANSFER SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

                                   76-0599457
                        (IRS Employer Identification No.)

                 62 Crestmont Drive, Oakland, California 94619
                    (Address of principal executive offices)

        Registrant's telephone number including area code: (510) 251-6230

                                 Not applicable
          (Former name or former address, if changed since last report)


ITEM 5. OTHER EVENTS.

On May 21, 2004, Shmuel Shneibal and Steven W. Bingaman (the "Purchasers") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Knowledge Transfer Systems, Inc. (the "Company"), a Nevada Corporation, pursuant to which Purchasers agreed to purchase not less than 90% of Company's Issued and Outstanding Common Stock at closing, as set out in Schedule 1..6-(b) of the Stock Purchase Agreement. The Company will receive $150,000 from Purchasers in payment of Company debt (the "Proposed Transaction"). Consummation of the Proposed Transaction is dependent on, among other things, the 500 to 1 reverse stock split of the Company's Common Stock (the "Reverse Split"), the creation of a Class B Preferred Stock in the amount and on the terms and condition set forth in Article 1.3 of the Stock Purchase Agreement, and Payment of the Company's debt according to Schedule 1.5(a)-(f) of the Stock Option Agreement.

The Company will send out an information statement to give notice of shareholder action in lieu of a special meeting (the "Information Statement") to: (i) authorize an amendment to the Company's Restated Articles of Incorporation to create a new class of Preferred Stock with par value of $0.001 in order to, among other things, enable the Company to complete the Proposed Transaction;
(ii) authorize an amendment to the Company's Restated Articles of Incorporation that will, among other things, authorize the Company's Board of Directors to implement, without further stockholder action, a Reverse Split on the basis of one new share of Common Stock for every 500 outstanding shares; and (iii) restate the authorized shares of the Company to 110,000,000 of which 10,000,000 shall be preferred and 100,000,000 shall be common shares.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

None.

(b) Pro forma financial information:

None.

(c) Exhibits:

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Registration S-B.




                                   SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 2, 2004

                        KNOWLEDGE TRANSFER SYSTEMS, INC.





                  BY: /S/ STEVEN K. BURKE
                      --------------------------------------
                      STEVEN K. BURKE
                      CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                      (PRINCIPAL CHIEF FINANCIAL OFFICER AND
                      ACCOUNTING OFFICER)








                                  EXHIBIT INDEX

Exhibit 2.1 Stock Purchase Agreement dated as of May 21, 2004 by and among the Company, Shmuel Shneibal and Steven W. Bingaman.

Exhibit 3.1  Articles of Incorporation*

Exhibit 3.2  By-Laws*

* Incorporated by reference